EXHIBIT 99.1

MobileMail (US) Inc.
Suite 5.18 MLS Business Centre
130 Shaftesbury Avenue
London, England W1D 5EU

October 30, 2006

Oy Tracebit AB.
Kirkkotori 13 E
06100 Porvoo
Finland

Attention: Peter Ahman

Dear Sirs,

Letter of Intent regarding a potential business combination between MobileMail (US) Inc.
(“MobileMail”) and Oy Tracebit AB. (“Tracebit”)

          We write to confirm the understanding between MobileMail, Tracebit, and Tracebit Holding Oy as principal shareholder of Tracebit (the “Principal Shareholder”), regarding the preliminary discussions between MobileMail, Tracebit and the Principal Shareholder with respect to the proposed acquisition by MobileMail of all of the issued and outstanding shares of Tracebit from the shareholders of Tracebit (the “Tracebit Shareholders”) in exchange for the issue of shares of common stock of MobileMail to the Tracebit Shareholders (the “Share Exchange”). The Share Exchange being proposed is expressly subject to: (i) a satisfactory due diligence review by each of MobileMail, Tracebit and the Principal Shareholder; (ii) the negotiation, execution and delivery of a definitive Share Exchange Agreement between the parties hereto and any other shareholders of Tracebit (the “Definitive Agreement”) substantially on the terms set forth in Schedule A hereto; and (iii) the approval of the respective boards of directors of each of MobileMail and Tracebit. It is currently contemplated by MobileMail, Tracebit and the Principal Shareholder that the general terms and conditions of the Share Exchange shall be as follows:

1.      Definitive Agreement. MobileMail, Tracebit and the Tracebit Shareholders will only be legally bound to complete the transaction upon execution of a Definitive Agreement incorporating all terms and conditions of the Share Exchange. MobileMail, Tracebit and the Principal Shareholder agree to negotiate the proposed terms of the Definitive Agreement in good faith and further acknowledge that the Definitive Agreement would include customary representations, warranties and covenants mutually acceptable to all parties.

2.      Structure. MobileMail, Tracebit and the Principal Shareholder will negotiate in good faith to determine the structure of the Share Exchange which will be most beneficial to both parties, taking into account various securities, tax and operating considerations, and to negotiate the terms and conditions of the Definitive Agreement as soon as is practicable after the date of this letter. The parties acknowledge that the Term Sheet attached hereto as Exhibit A is intended to form the basis for negotiations between the parties.

3.      Resulting Entity. It is contemplated that the completion of the Share Exchange would result in (i) MobileMail owning all of the issued and outstanding shares of Tracebit, (ii) MobileMail having achieved private placement financings for net proceeds in an amount not less than US$1 million through the issuance of 4,000,000 shares in its common stock at a price of USD$0.25 per share, (iii) the board of directors of MobileMail being comprised of Gary Flint, Miro Wikgren, Jan Haglund and Peter Ahman, and (v) the current Tracebit Shareholders will be shareholders of MobileMail, owning an aggregate of 8, 168,400 (20%) of an aggregate of 40,842,000 shares with the Principal Shareholder holding 5,718,425 shares (14%) of the outstanding shares of MobileMail common stock.

4.      Confidentiality. Each of MobileMail, Tracebit and the Principal Shareholder acknowledges that each will be providing to the other information that is non-public, confidential, and proprietary in nature. Each of MobileMail, Tracebit and the Principal Shareholder (and their respective affiliates, representative, agents and employees) will keep such information confidential and will not, except as otherwise provided below, disclose such information or use such information for any purpose other than for negotiation of the Definitive Agreement and the evaluation and consummation of the Share Exchange. This paragraph 4 will not apply to information that: (i) becomes generally available to the public absent any breach of this paragraph 4; (ii) was available on a non-confidential basis to a party prior to its disclosure pursuant to this letter; or (iii) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential.

          Each party hereto agrees that it will not make any public disclosure of the existence of this letter or of any of its terms without first advising the other party and obtaining the written consent of such other party to the proposed disclosure, unless such disclosure is required by applicable law or regulation, in which event the party contemplating disclosure will inform the other party of and obtain its consent to the form and content of such disclosure, which consent shall not be unreasonably withheld or delayed.

          Each party hereto agrees that immediately upon any discontinuance of activities by either party such that the Share Exchange will not be consummated, each party will return to the other all confidential information.

5.      Access. Prior to the execution of the Definitive Agreement, MobileMail and Tracebit and their representatives will provide one another with: (i) such information (including copies of documents) as either party may reasonably request, and (ii) access to the books, records, facilities and personnel of the parties as either party may reasonably request. MobileMail and Tracebit will at all times prior to the execution of the Definitive Agreement permit one another and their representatives to review the business, assets and operations of MobileMail and Tracebit.

6.      Maintenance of Operations. During the period during which this letter remains in effect, each of MobileMail and Tracebit will conduct their businesses in a reasonable and prudent manner in accordance with past practices, preserve its existing business organizations and relationships, preserve and protect its properties, conduct its business in compliance with all applicable laws and regulations, and not make any dividends to equity owners or issue any securities.

7.      Conditions Precedent. The contemplated Share Exchange shall be conditional upon the satisfaction of the conditions precedent to be set forth in the Definitive Agreement.

8.      Expenses. Each party will bear its respective costs incurred in connection with the preparation, execution, and performance of this letter and the Definitive Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

9.      Finders’ Fees. No agents’ or finders’ fees will be paid in connection with the Share Exchange without the consent of each party hereto.

10.    Execution of Definitive Agreement. In the event the Definitive Agreement is not executed on or before November 30, 2006, this letter will terminate and shall be of no further force or effect except for paragraph 4 (Confidentiality) and paragraph 8 (Expenses).

11.    Binding Effect. Except for paragraph 4 (Confidentiality), paragraph 5 (Access) and paragraph 8 (Expenses), which are intended to create binding obligations, it is understood that no legal obligation or liability shall be created by this letter and that the legal obligations and the liabilities of the parties are to arise only upon the duly authorized execution and delivery of the Definitive Agreement. If, as a result of the due diligence investigations by MobileMail, Tracebit and the Principal Shareholder, either party determines in its sole and absolute discretion, not to proceed with the Share Exchange, then such party shall so notify the other, and negotiations regarding the Share Exchange shall be terminated without any liability or further obligation whatsoever on the part of Tracebit or MobileMail, except as set forth herein regarding confidentiality.

If the foregoing reflects your understanding of the proposed Share Exchange and if you are in agreement in principle with the terms and conditions of the proposal herein, please so acknowledge by executing an original of this letter and returning it to us. This letter may be executed in several counterparts, each of which shall be deemed an original and such counterparts together shall constitute one and the same instrument. This letter is not valid if not countersigned and returned to us by 5pm (GMT) on Wednesday November 1, 2006.

Very truly yours,
MobileMail (US) Inc.
a Nevada corporation

Per:	/s/ Gary Flint
Gary Flint, President and Chief Executive Officer

Accepted and agreed to this 30th day of October, 2006:
Oy Tracebit AB
a Finnish corporation by its authorized signatory:

/s/ Peter Ahman
_____________________________
Signature of Authorized Signatory

Peter Ahman, Chairman of the Board
_____________________________
Name and Position of Authorized Signatory

Tracebit Holding Oy
a Finnish corporation by its authorized signatory:

/s/ Peter Ahman
_____________________________
Signature of Authorized Signatory

Peter Ahman, Chairman of the Board
_____________________________
Name and Position of Authorized Signatory

EXHIBIT “A”

TERM SHEET

Parties and Definitive Agreement:

The Share Exchange will be the subject of a definitive share exchange agreement (the “Definitive Agreement”) to be entered into between Mobilemail, Tracebit, the Principal Shareholder and the remaining shareholders of Tracebit (who collectively with the Principal Shareholder are hereinafter defined as the “Tracebit Shareholders”)

Share Exchange:

MobileMail will acquire all of the issued and outstanding shares of Tracebit from the Tracebit Shareholders in exchange (the “Share Exchange”) for the pro rata issuance by MobileMail to the Tracebit Shareholders of 8,168,400 shares of MobileMail’s common stock (the “MobileMail Shares”) equal to 20% of the number of issued and outstanding shares of MobileMail outstanding on the Closing Date inclusive of the shares issued to complete the private placement financings described below under the heading “Private Placement Financings”.

Closing and Closing Date:

The closing of the Share Exchange (the “Closing”) will occur within five (5) business days of the satisfaction of the conditions of precedent to Closing as set forth in the Definitive Agreement, which date of Closing (the “Closing Date”) will be no later than December 31, 2006.

Tracebit Financial Statements:

It will be a further condition of the Closing that Tracebit will have delivered to MobileMail financial statements of Tracebit (the “Tracebit Financial Statements”) in the form required to be filed by MobileMail with the United States Securities and Exchange Commission (the “SEC”) in accordance with its Form 8-K and other reporting obligations under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Tracebit Financial Statements will be prepared in accordance with United States Generally Accepted Accounting Principles and audited by an auditor registered with the United States Public Company Accounting Oversight Board (the “PCAOB”) for such periods as required under the Exchange Act.

Private Placement Funding:

It will be a condition of closing of the Share Exchange that MobileMail will have raised net proceeds of US $1 million in a previously disclosed private placement financing of 4,000,000 shares in Mobilemail’s common stock at a price of USD$0.25 per share.

Except as contemplated in the private placement financing, MobileMail will not issue any shares of its common stock or any securities convertible or exercisable into shares of its common stock during the period from execution of the Definitive Agreement to Closing without the prior written approval of Tracebit.

U.S. Securities Act Exemptions:

The shares of MobileMail to be issued to the Tracebit Shareholders will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and/ or Rule 903 of Regulation S of the Securities Act and will be “restricted securities” under the Securities Act. In order to reflect the status of the MobileMail Shares as restricted securities, all certificates representing the MobileMail Shares will be endorsed with the following legend pursuant to the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

Officers and Directors:	On Closing of the Share Exchange, the officers and directors of MobileMail will be comprised of the following:
	Name of Director	Office
	Gary Flint	Director
	Peter Ahman	President, Chief Executive Officer, Chief Financial Officer and Director
	Simon Adahl	Chief Marketing Officer
	Miro Wikgren	Chief Technical Officer and Director
Employment and Consultant Agreements:

On Closing of the Share Exchange, MobileMail will enter into the following employment and consulting agreements with the members of Tracebit’s management pursuant to which the individuals will provide their services to MobileMail:

	Name of Employee	Description of Agreement
	Miro Wikgren	Employment Agreement
	Simon Adahl	Employment Agreement
	Peter Ahman	Management Consulting Agreement
Name Change:

Following closing of the Share Exchange, the board of directors will approve a new corporate name and will solicit approval of the shareholders of MobileMail to the change of corporate name, as required under Nevada law.

Additional Conditions Precedent:	Closing of the Share Exchange will be subject to the following additional conditions precedent:
Additional Conditions Precedent
	1.	Delivery of standard closing documentation (including, but not limited to legal opinions and officers certificates)
	2.	Customary representations and warranties contained in the Definitive Agreement will be true as of execution and as of the effective time of consummation of the Share Exchange.
	3.	No material adverse change shall have occurred to the business of either Tracebit or MobileMail between the time of execution of the Definitive Agreement and consummation of the Share Exchange.
	4.	MobileMail will have complied with all requirements applicable to it under the Securities Act and the Exchange Act, including MobileMail’s reporting obligations under the Exchange Act.